EXHIBIT 99.1

At eGames, Inc.                             At The Financial Relations Board:
---------------                             ---------------------------------
Jerry Klein                                 Glenn Sapadin  or Victor Vanov
President and CEO                           (212) 661-8030
(215) 750-6606 (Ext. 118)

For Immediate Release

                      eGAMES ANNOUNCES RECORD NET SALES FOR
                            FISCAL 2001 FIRST QUARTER

              Company Enters Into First Sales Agreement For eGames
                        Branded Browser and Game Content

Fiscal 2001 First Quarter Highlights
------------------------------------
o Company reports  best-ever first quarter  revenue,  returns to profitability
o Establishes new revenue stream and branding opportunity through branded browser
o Begins national rollout of store-in-a-store program with national drug chains

Langhorne, PA - October 26, 2000 - eGames, Inc. (Nasdaq: EGAM), a leading publisher and developer of Family Friendly(TM), value-priced computer software games for players of all ages, today announced results for the first quarter of fiscal 2001 ended September 30, 2000.

The Company's net sales increased 5% to a first quarter record $4.3 million, compared to $4.1 million for the first quarter of fiscal 2000. On a sequential basis, net sales increased 39% over fiscal 2000 fourth quarter net sales of $3.1 million. These improved top-line results reflect both increased shipments to certain existing customers and first-time shipments to new customers.

Net income for the fiscal 2000 first quarter declined to $24,000, or break even on a per share basis, compared to net income of $577,000, or $0.06 per share, for the fiscal 2000 first quarter. This decrease in net income resulted from increased promotional expenditures and lower margins on sales of third party titles in the food and drug channel as part of the Company's Store-in-a-Store program. On a sequential basis, eGames net income improved from a bottom line loss of $128,000, or $0.01 per share, for the quarter ended June 30, 2000.

According to Jerry Klein, President and Chief Executive Officer of eGames, "We are very pleased with our accomplishments during the first quarter of fiscal 2001. We have successfully reversed losses from the two previous quarters by effectively settling outstanding litigation, increasing our product shipments, and generating stronger sell through results at the retail level. Perhaps the most significant accomplishment is the first quarter rollout of our

Store-in-a-Store program, which is enabling us to more deeply penetrate non-traditional retail outlets, resulting in initially lower margins but increased sales volume. While the initial promotional and distribution costs associated with this rollout has led to a decrease in margins, we expect to be able to show margin improvement in subsequent quarters as we experience continuing sell-through results in these stores without incurring additional start-up costs."

"We are very gratified to have launched the Store-in-a-Store concept to help meet the unique needs of the national food and drug chains," said Bill Acheson, Executive Vice President. "These stores represent very high traffic locations for today's consumers shopping for all their mass consumer household products. As a result, we see a perfect fit between these retail channels, our leading selection of Family Friendly products, and the entertainment needs of today's consumers."

This new merchandising program features a variety of top selling, value-priced entertainment software titles in one coordinated display unit to provide a category managed solution to national food and drug store chains. These displays are already placed in more than 4,000 storefronts including two leading national drug store chains and eGames expects to expand this distribution into additional food and drug stores during the fiscal second quarter.

"We have launched our Store-in-a-Store program at a time when the American consumer is growing more and more concerned about violence in video games. This being the case, our strict focus on fun, non-violent content has positioned us to bring our Family Friendly gaming alternative to the potentially lucrative food and drug store sales channels. While we started to market our products in these channels last year, our Store-in-a Store program is now taking the extra step to bring an even wider selection of these types of games to the overall shopping experience. This allows parents to purchase enjoyable family entertainment software products without worrying whether or not they are buying something appropriate for their children."

The eGames Branded Browser
--------------------------

eGames also announced today that it has entered into its first co-marketing agreement for eGames' Family Friendly game content and its branded browser technology. This agreement was signed with the marketing agent for a leading fast-food restaurant chain under which eGames will initially provide 500,000 eGames software units to the customer.

The marketing agent has agreed to purchase and distribute eGames Family Friendly(TM) software games installed with a co-branded browser on a CD-ROM. It is anticipated that the branded browser product will contain hyperlinks to each company's websites. Management believes that this relationship will significantly benefit eGames' ongoing branding efforts.

Mr. Klein stated, "This arrangement will bring eGames products directly into the homes of families throughout the world while driving traffic to an eGames-branded website and to the customer's quick service restaurants. We hope to continue to build the eGames brand as more and more children familiarize themselves with our excellent game play and high-quality sounds and graphics. Parents and children alike will appreciate the value, Family Friendly content, and entertaining play of our games.

"We anticipate that the successful implementation of this program will be just the first step in our strategy to combine eGames' branded browser technology and our quality gaming content to bring an exciting, new product offerings to corporate America," continued Mr. Klein.

Management's Outlook for Remainder of Fiscal 2001
-------------------------------------------------

Going forward, management plans to maintain its sharp focus on building relationships, delivering quality product and growing the eGames brand. While the first quarter rollout of the eGames Store-in-a-Store program has increased SG&A expenses, management believes that this strategy will benefit both the Company's top line and profitability in future quarters as it experiences continuing sell-through results in participating stores.

Fiscal 2001 First Quarter Earnings Conference Call
--------------------------------------------------

eGames management will host a conference call/Webcast to discuss the Company's fiscal first quarter results on Thursday, October 26, 2000 at 9:00 a.m. ET. The Webcast is open to the public and is accessible live at www.egames.com, www.streetevents.com or www.vcall.com. For those unable to participate at the designated time, a replay will be available for 30 days following the call at each of these locations.

About the Company
-----------------

eGames, Inc., headquartered in Langhorne, PA, develops, publishes and markets a diversified line of personal computer software primarily for consumer entertainment and personal productivity. The Company promotes the eGames(TM), Game Master Series(TM), Multi-Pack and Galaxy of Home Office Help(TM) brand names in order to generate customer loyalty, encourage repeat purchases and differentiate the eGames Software products to retailers and consumers. eGames - Where the "e" is for Everybody!


Additional information regarding eGames, Inc. can be found on the Company's Web site at www.egames.com.

This press release contains certain forward-looking statements, including without limitation, statements regarding improvements to the Company's gross profit and operating margins, the Company's ability to more deeply penetrate non-traditional retail outlet which would in turn increase the Company's sales volume; the Company's ability to continue to expand the Store-in-a-Store Program into additional food and drug stores during the fiscal second quarter; the Company's ability to continue to enter into additional branded browser partnerships on commercially viable terms; the ability of the Company's
Store-in-a-Store program to benefit both the Company's top line and profitability in future quarters as management leverages its costs as the Store-in-a-Store program penetrates additional store fronts; and eGames' ability to continue to expand the distribution of its products into retail markets. The actual results achieved by eGames and the factors that could cause actual results to differ materially from those indicated by the forward-looking statements are in many ways beyond eGames' control. eGames cautions readers that the following important factors, among others, could cause the Company's actual results to differ materially from those expressed in this press release: the Company's ability to negotiate lower marketing a promotional costs in its Store-in-a-Store and other retail relationships; the success of the branded browser relationship and the Company's ability to generate continued interest in this promotional medium and negotiate such agreements on commercially acceptable terms; the allocation of adequate shelf space for eGames' products in major chain retail stores; successful sell-through results for eGames' products at retail stores; downward pricing pressure; fluctuating costs of developing, producing and marketing the Company's products; the Company's ability to license or develop quality content for its products; the timeliness and success of developing and selling products; the acceptance by the market of the eGames products; consumers' continuing demand for value-priced software; competition; the ability to create successful strategic partnerships and implement its Internet strategy; and various other factors described in eGames' reports, including Form 10-KSB, dated June 30, 2000, filed by eGames (formerly RomTech) with the Securities and Exchange Commission.

                            -financial tables follow-
                                  eGames, Inc.
                      Consolidated Statements of Operations
                                   (Unaudited)

                                                          Three months ended
                                                             September 30,
                                                       -------------------------

                                                          2000          1999
                                                          ----          ----
Net sales                                              $ 4,307,666   $ 4,117,575

Cost of sales                                            1,900,747     1,603,308
                                                       -----------   -----------

Gross profit                                             2,406,919     2,514,267

Operating expenses:
    Product development                                    181,147       242,847
    Selling, general and administrative                  2,190,775     1,600,406
                                                       -----------   -----------

        Total operating expenses                         2,371,922     1,843,253
                                                       -----------   -----------

Operating income                                            34,997       671,014

Interest expense, net                                        7,995         5,100
                                                       -----------   -----------

Income before income taxes                                  27,002       665,914

Provision for income taxes                                   2,821        89,295
                                                       -----------   -----------

Net income                                             $    24,181   $   576,619
                                                       ===========   ===========

Net income per common share:
       - Basic                                         $      0.00   $      0.06
                                                       ===========   ===========
       - Diluted                                       $      0.00   $      0.06
                                                       ===========   ===========


Weighted average common shares outstanding - Basic       9,749,975     9,633,973

Dilutive effect of common stock equivalents                 53,869       503,569
                                                       -----------   -----------

Weighted average common shares outstanding - Diluted     9,803,844    10,137,542
                                                       ===========   ===========



                                  eGames, Inc.
                           Consolidated Balance Sheet
                                   (Unaudited)

                                                                       As of
                                                                   September 30,
 ASSETS                                                                2000
                                                                       ----

Current assets:
   Cash and cash equivalents                                        $   271,863
   Accounts receivable, net of allowances totaling $3,249,847         4,594,646
   Inventory                                                          1,764,776
   Prepaid expenses                                                     187,675
                                                                    -----------
          Total current assets                                        6,818,960

Furniture and equipment, net                                            304,967
Intangibles and other assets, net                                       261,694
                                                                    -----------
          Total assets                                              $ 7,385,621
                                                                    ===========


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Notes payable                                                    $    60,980
   Accounts payable                                                   1,541,335
   Revolving line of credit                                             500,000
   Accrued expenses                                                   1,339,799
   Convertible subordinated debt                                        150,000
   Capital lease obligations                                             16,095
                                                                    -----------
          Total current liabilities                                   3,608,209

Capital lease obligations, net of current portion                         9,345
Notes payable, net of current portion                                   108,426
                                                                    -----------
          Total liabilities                                           3,725,980

Stockholders' equity:
   Common stock, no par value (40,000,000 shares authorized;
          9,981,875 issued and 9,749,975 outstanding)                 9,134,234
   Additional paid-in capital                                         1,148,550
   Accumulated deficit                                               (5,991,408)
   Treasury stock, at cost - 231,900 shares                            (501,417)
   Accumulated other comprehensive loss                                (130,318)
                                                                    -----------
          Total stockholders' equity                                  3,659,641
                                                                    -----------
          Total liabilities and stockholders' equity                $ 7,385,621
                                                                    ===========